UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TAX FREE FUND FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

Ethan A. Danial

José R. Izquierdo II

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

On June 24, 2022, Ocean Capital LLC (“Ocean Capital”) began running the attached advertisements, copies of which are filed herewith as Exhibit 1. Shareholders of Tax Free Fund for Puerto Rico Residents, Inc. (the “Fund”) can visit Ocean Capital’s campaign website at www.ImproveUBSPRFunds.com to learn more about its campaign and the content of the advertisements.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax Free Fund for Puerto Rico Residents, Inc.:

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund with respect to its upcoming annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of the Fund’s shareholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

Exhibit 1